ASSUMPTION AGREEMENT

	AGREEMENT made as of May 1, 2017 between Principal Management Corporation ("PMC"), and AQR Capital
Management, LLC ("AQR") and CNH Partners, LLC ("CNH",
and together with AQR, the "Sub-Advisor").
	WHEREAS, Principal Funds, Inc. is registered as an open-end management investment company under the Investment
Company Act of 1940, as amended (the "1940 Act");
	WHEREAS, PMC has been appointed as investment
advisor to every series of Principal Funds, Inc. (each a "Fund" and together, the "Funds") pursuant to Amended and Restated
Management Agreement dated September 14, 2016, as amended,
and to the GMS Cayman Corporation, an exempted company
organized under the Companies Law of the Cayman Islands and a wholly owned subsidiary of Global Multi-Strategy Fund, a series of Principal Funds, Inc. (the "Subsidiary"), pursuant to the Sub-Advisory Agreement dated August 31, 2015, as amended (together, the "Investment Advisory Agreements");
	WHEREAS, PMC has entered into two Sub-Advisory
Agreements with the Sub-Advisor, one dated October 24, 2011, as amended, pursuant to which the Sub-Advisor serves as investment sub-advisor to certain of the Funds, and one August 31, 2015, as amended, pursuant to which the Sub-Advisor serves as investment sub-advisor to the Subsidiary (together the "Sub-Advisory Agreements");
	WHEREAS, PMC will merge with and into Principal
Global Investors, LLC ("PGI") on or about May 1, 2017 (the foregoing referred to as the "Merger");
	WHEREAS, in connection with the Merger, PGI has agreed
to assume PMC's responsibilities with respect to the Funds and the Subsidiary pursuant to the Investment Advisory Agreements;
	WHEREAS, in conjunction with its assumption of PMC's
rights and responsibilities under the Investment Advisor Agreements, PGI will assume PMC's rights and responsibilities under the Sub-Advisory Agreements;
	NOW, THEREFORE, the parties hereto, intending to be
legally bound, agree as follows:
      1.	PGI shall assume all rights, representations, and
responsibilities of PMC under the Sub-Advisory Agreements, and any other side letters, letter agreements, or other agreements between PMC and Sub-Advisor, to the extent applicable, upon the completion of the Merger.
      2.	The parties hereby agree that this Assumption
Agreement shall be attached to and made a part of the Sub-
Advisory Agreements.
[Signature Page Follows]
IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

PRINCIPAL MANAGEMENT CORPORATION




By:
/s/ Adam Shaikh




Name: Adam Shaikh



Title: Counsel







By:
/s/ Jennifer Block




Name: Jennifer Block



Title: Counsel


AQR CAPITAL MANAGEMENT, LLC




By:
/s/ Nicole DonVito


(Authorized Officer)




Name: Nicole DonVito



Title: Senior Counsel & Head of Registered Products


CNH PARTNERS, LLC




By:
/s/ Nicole DonVito


(Authorized Officer)




Name: Nicole DonVito



Title: Authorized Signatory